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                                                                    Exhibit 10.1


                        ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into to be effective as of the 1st day of May, 1998, by and between MARKETING PROJECTS, INC., a California corporation ("MPI" or "Seller") and FLORAFAX INTERNATIONAL, INC., a Delaware corporation ("Florafax" or "Buyer"), with reference to the following facts:

         A. MPI is in the business of soliciting floral and gift orders through mass marketing to, among others, Soliciting Entities listed on EXHIBIT "B" hereto (the "Business");

         B. In connection with operating the Business, MPI has developed and maintains certain creative specifications, artwork, design concepts, presentation materials, electronic and other files, historical records and processes (collectively, the "Proprietary System and Know-How"), all as more specifically set forth in the Bill of Sale attached hereto as EXHIBIT "A" and incorporated herein by this reference;

         C. Florafax operates a system through which floral and gift orders may be fulfilled and also owns certain trade names, trademarks and telephone numbers used in the Business and certain computer technology and assets used in conjunction with the Business that facilitate and assist MPI in the Business;

         D. MPI and Florafax have for years worked together to generate and fill floral and gift orders;

         E. MPI and Florafax entered into a written agreement memorializing their arrangement dated as of July 29, 1994 (the "Servicing Agreement"), pursuant to which (A) Florafax agreed, in general, to (i) pay for printing of all soliciting materials for the Business, (ii) pay for and arrange all shipping of soliciting materials for the Business, (iii) reconcile and handle all credit card clearing transactions for the Business and (iv) fill and complete all orders through the "Floranet" network or otherwise; (B) MPI agreed, in general, to solicit certain orders for the Business by (i) creating the design of all advertisements and solicitations and coordinating the scheduling, delivery, proof approval, quality check and all other matters relating to the printing,
(ii) developing relationships with third parties through which solicitations are made, (iii) developing mailings and advertising campaigns; and (iv) providing customer relations, servicing, maintaining contacts, customer service, renewing agreements and being responsible for maintaining and continuing relationships with the Soliciting Entities; and (C) MPI and Florafax agreed to share the revenue from the Business in the manner set forth in the Servicing Agreement;

         F. By letters dated September 11, 1997 and September 28, 1997, MPI and Florafax agreed to terminate the Servicing Agreement as of September 24, 1997, but to continue conducting the Business with each other on a non-exclusive basis;

         G. Florafax now wishes to purchase from MPI and MPI wishes to sell to Florafax its portion of the Business, including, but not limited to all of its right, title and interest in and to the Proprietary System and Know-How, which is essential for Florafax









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to operate the Business, and its right, title and interest in and to the
Servicing Agreement, on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual premises, covenants and representations made in this Agreement, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties agree as follows:

         1. RECITALS. The parties acknowledge and agree that the recitals set forth above are true and correct.

         2. DESCRIPTION OF ASSETS. Subject to the terms and conditions set forth in this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller all of Seller's right, title, and interest in and to the Proprietary System and Know-How, and the Servicing Agreement and all right, title and interest which Seller may have, or hereafter acquire, or hereafter be entitled to acquire, in and to the Business (hereinafter referred to as the "Acquired Assets") as the same shall exist as of the Closing Date (defined below):

         3. NO ASSUMED LIABILITIES. Buyer shall assume no liabilities of Seller, other than the obligations imposed upon Seller to service the Acquired Assets, as described in the Servicing Agreement.

         4. PURCHASE PRICE.

                                    a) Buyer shall purchase all of Seller's
                           right, title and interest in and to the Proprietary System and Know-How for $2,450,000, payable in cash on the Closing Date as set forth below in Section 5.

                                    b) Buyer shall pay $100,000 in cash on the
                           Closing Date, as set forth below in Section 5, for delivery of a fully-executed Noncompetition and Nondisclosure Agreement in the form attached hereto as EXHIBIT "C".

                                    c) Buyer shall purchase all of Seller's
                           right, title and interest in and to the Servicing Agreement for $1,150,000 in cash on the Closing Date, as set forth below in Section 5, plus contingent payments that may total up to $1,000,000, as described in Section 6(a)(ii) hereof.

                                    d) Buyer and Seller agree that they shall
                           each file Internal Revenue Service Form 8594 with their respective income tax returns, reflecting the acquisition and sale of assets for the prices set forth above.

         5. CLOSING DATE. The closing of the sale and purchase of the Acquired Assets shall occur on May 29, 1998, unless otherwise agreed in writing by the parties (the "Closing Date").








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                                    a) On the Closing Date, Three Million Seven
                           Hundred Thousand Dollars ($3,700,000.00) shall be payable (for the portions of the Purchase Price described in Section 4. above) by transfer and deposited in an escrow account in accordance with the terms of the Escrow Agreement (defined below).

                                    b) On the Closing Date, Seller shall deliver
                           or cause to be delivered to Buyer the following:

                                             i) A duly executed bill of sale and
                                    assignment ("Bill of Sale") for the Acquired
                                    Assets in the form of EXHIBIT "A", attached hereto and incorporated herein;

                                             ii) All of Seller's records which
                                    establish rights relating to the Acquired
                                    Assets to be transferred hereby;

                                             iii) Certified resolution of the
                                    stockholders and board of directors of
                                    Seller approving the transaction
                                    contemplated by this Agreement;

                                             iv) A duly executed noncompetition
                                    and nondisclosure agreement ("Noncompetition
                                    Agreement"), in the form attached hereto and incorporated herein as EXHIBIT "C", executed by Seller, Buyer, David Appell, Robert Bourdon, Randolph Commans and Phyllis Hooker;

                                             v) A duly executed escrow agreement
                                    ("Escrow Agreement"), in the form attached hereto and incorporated herein as EXHIBIT "D", executed by Seller, Buyer and First Union National Bank of Florida, Escrow Agent.

                                    c) On the Closing Date, Buyer shall deliver
                           the following:

                                             i) To Escrow Agent, a transfer in
                                    the amount of $3,700,000.00;

                                             ii) To Seller, a duly executed,
                                    countersigned Noncompetition Agreement; and

                                             iii) To Seller, a duly executed
                                    Escrow Agreement.

         6. POST-CLOSING ADJUSTMENTS TO PURCHASE PRICE BASED UPON EARN OUT AGREEMENT.




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                  a) Provided Buyer does not exercise its cancellation right described in Section 7 below:

                                             (i) on June 30, 1998, or earlier if
                                    directed by Buyer, the Escrow Agent shall deliver to Seller from the escrow account the sum of Three Million Seven Hundred Thousand Dollars ($3,700,000.00) less the payments previously paid to Seller after the effective date hereof;

                                             (ii) (A) Each month for 24 months
                                    after the Closing Date, Buyer shall provide
                                    Seller with a copy of that month's "Daily
                                    Sale by Campaign" report (the "Report"), as it did before the Closing Date. The report shall accurately display Buyer's gross monthly revenues from Buyer's floral and gift sales (or such sales of Buyer's subsidiaries or affiliates) to the Soliciting Entities listed on EXHIBIT "B" hereto.

                                                  (B) Based upon the Report,
                                    within 10 days of each quarter ending August
                                    31, November 30, February 29, and May 31,
                                    Buyer shall make the following calculations and deliver to Seller a written copy of the calculations, together with money owed, if any:

                                                       (1) Buyer shall calculate
                                             a fraction, the numerator of which
                                             is the respective quarter's gross
                                             revenue, as indicated in the
                                             Reports and the denominator of
                                             which is $3,229,946 for August 31,
                                             $3,941,468 for November 30,
                                             $6,916,655 for February 29 and
                                             $6,025,181.59 for May 31,
                                             (respectively, the "Quarterly
                                             Fractions").

                                                       (2) For each quarter,
                                             Buyer shall multiply the Quarterly
                                             Fraction by $125,000. The product
                                             of that calculation (the "Quarterly
                                             Product") shall be paid to Seller;
                                             provided that Seller shall never
                                             receive more than $125,000 in any
                                             quarter, except as provided below
                                             in subparagraph (3).

                                                       (3) For the fourth and
                                             eight quarters after the Closing
                                             Date (the "Anniversary Quarters"),
                                             Buyer





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                                             shall calculate a fraction, the
                                             numerator of which is that year's
                                             gross revenue, as indicated in the
                                             Reports, and the denominator of
                                             which is $20,113,302.35 (the
                                             "Yearly Fraction"). Buyer shall
                                             then multiply the Yearly Fraction
                                             by $500,000 and subtract from the
                                             resulting product the sum of the
                                             three previous Quarterly Products.
                                             The difference, if a positive
                                             number, shall be paid by Buyer to
                                             Seller; if the difference is a
                                             negative number, be paid by Seller
                                             to Buyer.

                  b) In no event shall the total amount payable to Seller, if any, under the terms of Sections 6(a)(ii) exceed Five Hundred Thousand Dollars ($500,000.00) for each of the annual periods (i.e., May 31, 1998 - May 31, 1999, and June 1, 1999 - May 31, 2000) covered by such subsections. With respect to all reports and calculations, Seller will promptly review and promptly advise Buyer of whether it agrees or disagrees (and if it disagrees, a specific reason why) with the Report and calculations contained therein. Buyer and Seller will use good faith efforts to agree to settle any disputes concerning the Reports and the calculations contained therein.

         7. BUYER'S CANCELLATION RIGHT. Seller hereby agrees that, Buyer shall have the right, by written notice given to Seller and Escrow Agent on or before June 30, 1998, to cancel this transaction if Buyer is not satisfied, in the sole and absolute discretion, with the status of the Acquired Assets after Buyer's review of such assets. In such event,

                                    (i) Buyer shall be entitled to withdraw
                           immediately from the escrow account the sum of Three Million Seven Hundred Thousand Dollars ($3,700,000.00) plus any and all interest accrued thereon, less the unpaid payments that would otherwise have been earned by Seller if not for termination of payments as described in Section 8 below, from the effective date of this Agreement through June 30, 1998 (i.e., deducted from said payments are any amounts previously paid to Seller for payments after the effective date). The balance of the escrow account, after the deductions contemplated by the immediately preceding sentence shall be delivered to Seller by Escrow Agent.

                                    (ii) the Bill of Sale automatically will be
                           canceled, ab initio and of no further force and effect; and

                                    (iii) the Noncompetition Agreement
                           automatically will be canceled ab initio and of no further force and effect.

         8. TERMINATION OF PAYMENTS. As of the effective date of this Agreement, Seller agrees to the termination of all payments due to Seller in connection with the





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     Business or pursuant to Paragraph 3(b)(1) of the Servicing Agreement, unless Buyer exercises its cancellation right pursuant to Section 7 above.

         9. ASSISTANCE BY MPI. From the effective date of this Agreement through June 30, 1998, David Appell, Robert Bourdon, Randolph Commans and Phyllis Hooker, at the sole cost and expense of Seller, shall accompany a representative(s) of Buyer to any and all sites of Soliciting Entities, as requested by Buyer, for the purpose of analyzing, assessing and solidifying such relationships or for any other purpose reasonably requested by Buyer. Seller shall also train and assist Buyer to effect an orderly transfer of the Proprietary System and Know-How from Seller to Buyer.

         10. COMMISSIONS TO SELLER ON NEW ACCOUNTS. Provided Buyer does not exercise its cancellation right pursuant to Section 7 above, then from and after the effective date of this Agreement, Buyer shall pay to Seller a four percent (4%) commission on all floral sales or gift orders consummated by any and all new customers solicited by Seller and approved by Buyer. Seller acknowledges that Buyer has no obligation to approve any order solicited by Seller, and that Buyer may refuse to approve any such order, for any reason or no reason, in Buyer's sole and absolute discretion.

         11. ACCESS AND INVESTIGATION. Between the effective date of this Agreement and June 30, 1998, and upon reasonable advance notice received from Buyer, Seller shall (a) afford Buyer and its representatives (collectively, "Buyer's Advisors") access, without payment of additional consideration to Seller, during regular business hours, to Seller' personnel, properties, contracts, books and records, and other documents and data relating to the Acquired Assets, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request relating to the Acquired Assets, (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other relevant data and information as Buyer may reasonably request, and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the properties, assets and financial condition related to the Acquired Assets of Seller. Except as may be necessary to conduct the Business and fully utilize the Acquired Assets, or as otherwise required by law, Buyer shall use its best efforts to keep confidential any proprietary information relating to Seller (unless readily available from public or published information or sources or required to be disclosed by any legal requirement or order) obtained from Seller or any of their representatives. If Buyer cancels this Agreement, Buyer, as soon as reasonably practicable after such cancellation, shall return to Seller all documents, work papers and other written material (including all copies thereof) obtained from Seller or any of its representatives in connection with this transaction.

         12. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller warrants, represents and covenants to Buyer that as of the Closing Date:

                  a) Seller shall have taken all action necessary to authorize the execution, delivery and performance of this Agreement and has and shall have, from and after the date of this Agreement, with respect to the Acquired Assets,





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         full right, power and authority to sell, transfer and convey to Buyer the Acquired Assets. This Agreement and all other agreements referred to herein and executed by Seller are legal, valid and binding obligations of Seller, enforceable in accordance with their terms, except (i) that enforceability may be limited by general principles of equity, (ii) that courts may award money damages rather than specific enforcement of contractual provisions involving matters other than or in addition to the payment of money, and (iii) as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors, excluding however, the application of any "bulk sales" or "bulk transfer" laws. Unless otherwise disclosed herein, the performance hereof by Seller does not require the consent of or approval of any person, agency or court, and will not conflict with, result in a breach of any term of, or constitute a default under any material agreement or instrument to which Seller is a party or any judgment, decree, order, statute, rule or regulation to which Seller is subject and will not result in the creation of any lien, charge or encumbrance on the Seller or the Acquired Assets. The execution, delivery and performance of this Agreement in accordance with its terms, do not violate the articles of incorporation or bylaws of Seller.

                  b) Seller is the owner of and has good and marketable title to the Acquired Assets, free and clear of all mortgages, pledges, claims, liens, charges, easements, restrictions, encroachments or other encumbrances other than the obligations of Seller thereunder.

                  c) All records of Seller are current and accurate.

                  d) Seller shall use commercially reasonable efforts to assist Buyer in obtaining from each person, firm, association, corporation, partnership and governmental authority, any and all consents and approvals to the sale, conveyance, transfer and assignment of the Acquired Assets, which is required by the terms of any statute, ordinance, regulation, lease or contract to which Seller is a party, or otherwise. In furtherance of the foregoing, Buyer hereby agrees to cooperate with Seller to the extent reasonably necessary to obtain any such consents or approvals.

                  e) To the best of Seller's knowledge, after due inquiry and investigation, there is no pending or threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation threatened against or affecting the Acquired Assets (i) which may result in any material adverse effect upon the Acquired Assets or Seller's business associated therewith,
         (ii) which may result in any material liability accruing to Buyer as a result of execution, delivery and/or performance of this Agreement or any of the transactions contemplated hereby, or (iii) which seeks to enjoin, prohibit or challenge the validity of this Agreement or any of the transactions contemplated hereby.

                  f) Other than payroll taxes due and owing in the ordinary course of business (all of which have been timely paid up to the Closing Date), all taxes of every kind and description (whether incurred in respect of, or measured by,






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         income, sales or otherwise) relating to the business of Seller and to any date or period of time prior to the Closing Date and payable to the United States, the states thereof, and any other taxing authority, which are due prior to the Closing Date, have been paid in full (or will be paid in full prior to the Closing Date), and Seller is not delinquent, in any material respect, with respect to any tax payment or assessment. There are no audits or material claims pending or threatened, concerning taxes or assessments asserted against Seller by any taxing authority or agent thereof, nor are there outstanding any requests by Seller or its agents for any extension of time relating to the filing, reporting, declaration, assessment or payment of any tax. On or prior to the Closing Date, Seller, at Seller's expense, shall discharge any and all such tax liens and encumbrances.

                  g) Seller has duly filed all tax returns and other reports required to be filed by it with all proper taxing authorities and has paid or accrued all taxes, interest, penalties, assessments or deficiencies called for by such returns and reports or claimed to be due by any such taxing authority. There are no agreements, waivers or other arrangements providing for extensions of time with respect to the assessment or collection of any unpaid tax against Seller, nor are there any actions, suits, proceedings, investigations or claims now pending against Seller in respect of any material unpaid tax, or any matters under discussion with any Federal, state or local authority relating to any unpaid taxes.

                  h) No broker or finder has acted for Seller in connection with the transactions contemplated by this Agreement.

                  i) Seller represents and warrants to Buyer that: (A) Seller is not now, nor as a result of the transaction contemplated by this Agreement will be, insolvent or unable to pay its debts or other obligations as they become due; (B) Seller's assets, at a fair valuation, are, and after consummation of the transaction contemplated by this Agreement will continue to be, greater than all of said Seller's debts; (C) Seller is generally paying its debts as they become due; (D) the sale and transfer of the Acquired Assets has not been contemplated to, nor will it be consummated with the intent to, defraud, hinder, or delay Seller's creditors; and (E) the transfer of the Acquired Assets has not been concealed from any of Seller's creditors.

                  j) Seller is not a party to any contracts or agreements with any Soliciting Entity. Further, Seller knows of no fact or occurrence which would create and/or constitute a default on the part of either The Flower Club International, Inc. or any Soliciting Entity under any such contract.

         13.      AFFIRMATIVE COVENANTS OF SELLER.

                  a) Between the effective date of this Agreement and June 30, 1998, Seller shall:

                                             (i) conduct the business of Seller
                                    only in the ordinary course of business;
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                                             (ii) except as otherwise directed
                                    by Buyer in writing, and without making any commitment on Buyer's behalf, use its best efforts to preserve intact Seller's current business organization, keep available the services of the current officers, employees, and agents of Seller, and maintain the relations and good will of Seller with the Soliciting Entities;

                                             (iii) confer with Buyer prior to
                                    implementing Seller operational decisions of a material nature which may affect the Acquired Assets;

                                             (iv) otherwise report to Buyer, at
                                    Buyer's request, concerning the status of the business, operations and finances of Seller as they concern the Acquired Assets;

                                             (v) keep in full force and effect,
                                    without amendment, all material rights
                                    relating primarily or exclusively to the Acquired Assets;

                                             (vi) materially comply with all
                                    legal requirements and contractual
                                    obligations applicable to the operations of Seller's business;

                                             (vii) upon request from time to
                                    time, execute and deliver all documents, make all truthful oaths, testify in any proceedings and do all other acts that may be reasonably necessary or desirable, in the opinion of Buyer, to consummate the transactions contemplated herein, all without further consideration, but at the expense of Buyer unless arising out of the default of Seller; and

                                             (viii) maintain all books and
                                    records of Seller relating to Seller's
                                    business in the usual, regular and ordinary manner.

                  b) Between the effective date of this Agreement and June 30, 1998, Seller shall promptly notify Buyer in writing if Seller shall become aware of (i) any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties made as of the effective date of this Agreement, or (ii) the occurrence after the effective date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Seller's discovery of, such fact or condition.

                  c) Seller will refer to Buyer all inquiries relating to the Acquired Assets of Seller's business from customers and all such other persons. Seller will not take any action designed or intended to have the effect of discouraging any Soliciting Entity from continuing or maintaining the same such business with Buyer after the Closing Date.

         14. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer warrants and represents to Seller that as of the Closing Date:

                  a) Buyer has the full right and power, corporate and otherwise, to enter into this Agreement and to carry out the transactions contemplated herein; the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of the Buyer; and this Agreement and all other agreements referred to herein represent legal, valid and binding obligations of Buyer and are enforceable in accordance with their terms, except (i) that enforceability may be limited by general principles of equity, (ii) that courts may award money damages rather than specific enforcement of contractual provisions involving matters other than or in addition to the payment of money, and (iii) as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors, excluding however the application of any "bulk sales" or "bulk transfer" laws.

                  b) The transactions contemplated by this Agreement will not violate or be in conflict with (i) any existing provision of applicable law, or any existing order, rule, regulation, judgment or decree of any court, arbitrator or agency of government, or (ii) any existing provision of the articles of incorporation or bylaws of Buyer; nor will those transactions violate, be in conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any material agreement or other instrument to which Buyer is a party or by which Buyer is bound.

                  c) No broker or finder has acted for Buyer in connection with the transactions contemplated by this Agreement.

         15. AFFIRMATIVE COVENANT OF BUYER. Between the effective date of this Agreement and June 30, 1998, Buyer shall promptly notify Seller in writing if Buyer shall become aware of (i) any fact or condition that causes or constitutes a breach of any of Buyer's representations and warranties made as of the effective date of this Agreement, or (ii) the occurrence after the effective date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Buyer's discovery of, such fact or condition.

         16. SUBROGATION. If Buyer becomes liable for or suffers any damage with respect to any matter for which insurance coverage is available under policies maintained by Seller at or before the Closing Date, Buyer shall be and is hereby subrogated to any rights of Seller under the insurance coverage.

         17. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All covenants, representations and warranties made in this Agreement shall be deemed to be material and to have been relied upon by Seller or Buyer, as the case may be, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party, and the indemnification provision, and other provisions of this Agreement which by their terms are to be performed or observed after the Closing Date and the several covenants, warranties and representations of the parties herein contained, shall survive the Closing Date for two (2) years. Any applicable statute of limitations with reference to any actual or alleged breach or violation hereunder shall not commence to run until the Closing Date or from the date of a notice or demand asserting such breach or violation, whichever is later.

         18.      INDEMNIFICATION.

                  a) Each party hereby indemnifies and agrees to hold the other party (including, but not limited to, its directors, officers, agents, insurers, attorneys and affiliates) harmless from and against, and to pay and reimburse the other party for any and all liability, claim, cause of action, damage, demand, loss, cost or expense, including legal and accounting fees, incurred by reason of or arising out of:

                                             (i) misrepresentations by either
                                    party in connection with transactions
                                    contemplated by this Agreement; and

                                             (ii) breaches by either party of
                                    any representations, warranties, covenants or provisions of this Agreement not waived in writing by the other party.

         The right to indemnification is in addition to any other right available to the party or parties entitled to indemnification hereunder, including, without limitation, the right to sue at law and/or in equity for misrepresentation, breach of warranty, or breach of covenant under the Agreement.

                  b) If any action, suit or proceedings shall be commenced against, or any claim or demand be asserted against a party (including, but not limited to, its directors, officers, agents, insurers, attorneys, employees and affiliates) ("Indemnified Party") with respect of which the Indemnified Party proposes to demand indemnification, the other party, or parties, as the case may be ("Indemnifying Party") shall, within thirty (30) days after receipt of demand for indemnification from the Indemnified Party, have the right to assume the entire control of the defense, compromise or settlement thereof, including the right of the selection of counsel, subject to the right of the Indemnified Party to participate and, to the extent the Indemnified Party shall wish, to direct the defense at its expense and with counsel of its choice. In connection therewith, the Indemnified Party shall cooperate fully in all respects with the Indemnifying Party in any such defense, compromise or settlement, including, without limitation, making available to the Indemnifying Party all pertinent information under the control of the Indemnified Party. The Indemnifying Party will not compromise or settle any such action, suit, proceeding, claim or demand without the prior written consent of the Indemnified Party.

         19. CONFIDENTIALITY. Except to the extent otherwise required by law or compelled by a court or other body having jurisdiction over the matter, the parties agree to keep the terms of this Agreement, including but not limited to the Purchase Price, confidential and to disclose the terms thereof only to the board of directors and senior officers of each respective party, and attorneys and accountants of each respective party. The terms of this Section shall survive the Closing.

         20. MISCELLANEOUS.

                  a) Buyer shall pay all sales, use and transfer taxes, filing and recording fees, if any, arising out of the transfer of the Acquired Assets and shall hold harmless and indemnify Seller from and against any and all loss, liability, cost or expense, including reasonable attorney's fees, arising out of Buyer's failure to pay the same. Seller shall prepare and file all appropriate returns and reports. Each party shall be responsible for its pro rata share of state and local personal property taxes, if any, of the Acquired Assets, prorated as of the Closing Date. Buyer shall not be responsible for any taxes of any kind related to any period before the Closing Date. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                  b) This Agreement shall be controlled, construed and enforced in accordance with the internal laws of the State of Florida without regard to the conflict-of-laws principles of that state.

                  c) This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties; but nothing in this Agreement, express or implied, is intended to confer on any party the right to assign its rights or obligations hereunder.

                  d) This Agreement, the exhibits hereto and other documents referenced herein and delivered pursuant hereto (which are hereby collectively incorporated herein by this reference), together set forth the entire understanding of the parties with respect to the subject matter hereof, and supersede any prior and contemporaneous oral or written communications, agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  e) The covenants contained herein are independent and separate, and if any provision is declared invalid or illegal, the other provisions shall not be affected or impaired and shall remain valid and enforceable. It is also the intention of the parties hereto that in lieu of each clause or provision of this Agreement that is illegal or unenforceable, there be added by a court of competent jurisdiction, as a part of this Agreement, a clause or provision similar in effect to such illegal, invalid or unenforceable clause or provision as may be possible to be legal, valid or enforceable.

                  f) Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective, permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

                  g) All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by messenger on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the party for whom intended at its address as follows:

                  Buyer:            Florafax International, Inc.
                                    8075 20th Street
                                    Vero Beach, Florida  32966
                                    Attention: Mr. James H. West

                  With a copy to:   Drew R. Fuller, Jr.
                                    Cauthorn Hale Hornberger
                                    Fuller Sheehan & Becker, Inc.
                                    700 North St. Mary's St., Suite 620
                                    San Antonio, Texas 78205

                  Seller:           Marketing Projects, Inc.
                                    2899 Agoura Road, Suite 555
                                    Westlake Village, California 91361
                                    Attention:  Mr. David Appell

                  With a copy to:   David Wohlberg
                                    Troy & Gould
                                    1601 Century Park East, 16th Floor
                                    Los Angeles, California 90067-2367

         Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

                  h) Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

                  i) This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  j) This Agreement is the product of joint drafting by the parties hereto and shall not be construed against either such party as the drafter hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

                                 SELLER:

                                 MARKETING PROJECTS, INC.,
                                 A CALIFORNIA CORPORATION



                                 BY:
                                    ------------------------------------
                                       DAVID APPELL, PRESIDENT

                                 BUYER:

                                 FLORAFAX INTERNATIONAL, INC.,
                                 A DELAWARE CORPORATION

                                 BY:
                                    ------------------------------------
                                    JAMES H. WEST, PRESIDENT


FOR THE SOLE PURPOSE OF ACKNOWLEDGING AND AGREEING TO THE TERMS OF SECTION 8 OF THIS AGREEMENT, THE UNDERSIGNED HAS PLACED ITS SIGNATURE IN THE SPACE PROVIDED BELOW.

                                    THE FLOWER CLUB INTERNATIONAL, INC.

                                    BY:
                                       ----------------------------------
                                       JAMES H. WEST, PRESIDENT

                                   EXHIBIT "A"
                                   -----------

                          [insert form of Bill of Sale]

                                   EXHIBIT "B"
                                   -----------

                      [insert list of Soliciting Entities]

                                   EXHIBIT "C"
                                   -----------

                    [insert form of Noncompetition Agreement]

                                   EXHIBIT "D"
                                   -----------

                        [insert form of Escrow Agreement]